
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AND AUDITED
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                              3-MOS                   6-MOS                   9-MOS                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997<F5>         DEC-31-1997<F5>         DEC-31-1997<F5>         DEC-31-1997<F5>
<PERIOD-START>                             JAN-01-1997             JAN-01-1997             JAN-01-1997             JAN-01-1997
<PERIOD-END>                               MAR-31-1997<F5>         JUN-30-1997<F5>         SEP-30-1997<F5>         DEC-31-1997<F5>
<CASH>                                          99,335                 111,927                 103,537                  98,483
<SECURITIES>                                    41,945<F1>              48,872<F1>              74,641<F1>             159,989<F1>
<RECEIVABLES>                                  327,306                 315,675                 324,185                 366,962
<ALLOWANCES>                                         0                       0                       0                  22,918
<INVENTORY>                                    181,286                 188,249                 185,355                 165,652
<CURRENT-ASSETS>                               699,319                 716,433                 725,711                 770,052
<PP&E>                                         809,681                 836,512                 807,549                 831,521
<DEPRECIATION>                                 227,795                 249,260                 257,059                 277,623
<TOTAL-ASSETS>                               1,678,415               1,694,017               1,701,762               1,768,478
<CURRENT-LIABILITIES>                          467,573                 463,581                 466,424                 471,186
<BONDS>                                        391,688<F2>             393,396<F2>             395,640<F2>             397,217<F2>
<PREFERRED-MANDATORY>                                0                       0                       0                       0
<PREFERRED>                                          0                       0                       0                       0
<COMMON>                                         1,724                   1,735                   1,750                   1,757
<OTHER-SE>                                     788,010<F3>             807,031<F3>             812,667<F3>             872,188<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 1,678,415               1,694,017               1,701,762               1,768,478
<SALES>                                        200,791                 404,436                 609,762                 839,341
<TOTAL-REVENUES>                               279,945                 560,983                 850,887               1,162,058
<CGS>                                           84,771                 166,052                 257,344                 354,643
<TOTAL-COSTS>                                   84,771                 166,052                 257,344                 354,643
<OTHER-EXPENSES>                                89,077<F4>             184,587<F4>             314,551<F4>             415,386<F4>
<LOSS-PROVISION>                                     0                       0                       0                       0
<INTEREST-EXPENSE>                               8,505                  16,278                  24,823                  33,257
<INCOME-PRETAX>                                 23,313                  44,402                  34,394                  76,895
<INCOME-TAX>                                     6,938                  13,214                  17,393                  26,057
<INCOME-CONTINUING>                             16,375                  31,188                  17,001                  50,838
<DISCONTINUED>                                 (1,039)<F8>               (110)<F8>               1,396                  20,381
<EXTRAORDINARY>                                      0                       0                       0                       0
<CHANGES>                                            0                       0                       0                       0
<NET-INCOME>                                    15,336                  31,078                  18,397                  71,219
<EPS-PRIMARY>                                     0.09<F6>                0.18<F6>                0.11<F6>                0.41<F6>
<EPS-DILUTED>                                     0.09<F7>                0.18<F7>                0.10<F7>                0.40<F7>

<F1>CONSISTS OF BOTH SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES, CAPITAL LEASE OBLIGATIONS
AND NOTES PAYABLE, NET OF CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN-CAPITAL, ACCUMULATED DEFICIT, CUMULATIVE
FOREIGN CURRENCY TRANSLATION ADJUSTMENT, UNREALIZED GAIN FROM INVESTMENTS
AND NOTES RECEIVABLE FROM STOCK SALES.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT AND OTHER OPERATING EXPENSES FOR THE
THREE MONTHS ENDED MAR-31-1997 AND SIX MONTHS ENDED JUN-30-1997. CONSISTS
OF RESEARCH AND DEVELOPMENT, IMPAIRMENT LOSS ON LONG-LIVED ASSETS AND OTHER OPERATING EXPENSES FOR THE NINE MONTHS ENDED SEP-30-1997. CONSISTS OF RESEARCH AND DEVELOPMENT, IMPAIRMENT LOSS ON LONG-LIVED ASSETS, RESTRUCTURING AND REORGANIZATION CHARGES AND OTHER OPERATING EXPENSES FOR THE YEAR ENDED DEC-31-1997.
<F5>ACTUAL FISCAL YEAR END WAS DEC-28-1997. ACTUAL INTERIM PERIOD END DATES WERE
MAR-30-1997, JUN-29-1997 AND SEP-28-1997. FOR PRESENTATION PURPOSES, DATES
USED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES REFER TO THE FISCAL MONTH END.
<F6>REPRESENTS BASIC NET INCOME PER SHARE. BASIC INCOME PER SHARE FROM
CONTINUING OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1997, SIX MONTHS ENDED JUN-30-1997, NINE MONTHS ENDED SEP-30-1997 AND YEAR ENDED DEC-31-1997 WERE $0.10, $0.18, $0.10 AND $0.29, RESPECTIVELY. BASIC INCOME/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1997, SIX MONTHS
ENDED JUN-30-1997, NINE MONTHS ENDED SEP-30-1997 AND YEAR ENDED DEC-31-1997
WERE ($0.01), ($0.00), $0.01 AND $0.12, RESPECTIVELY.
<F7>REPRESENTS DILUTED NET INCOME PER SHARE. DILUTED INCOME PER SHARE FROM
CONTINUING OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1997, SIX MONTHS ENDED JUN-30-1997, NINE MONTHS ENDED SEP-30-1997 AND YEAR ENDED DEC-31-1997 WERE $0.09, $0.18, $0.10 AND $0.29, RESPECTIVELY. DILUTED INCOME/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS FOR THE THREE MONTHS ENDED MAR-31-1997, SIX MONTHS ENDED JUN-30-1997, NINE MONTHS ENDED SEP-30-1997 AND YEAR ENDED DEC-31-1997
WERE ($0.00), ($0.00), $0.00 AND $0.11, RESPECTIVELY.
<F8>ON DECEMBER 29, 1997, CHIRON CORPORATION COMPLETED THE SALE OF ITS
OPHTHALMIC BUSINESS UNIT, CHIRON VISION CORPORATION. THIS SCHEDULE FOR THE
THREE MONTHS ENDED MAR-31-1997 AND SIX MONTHS ENDED JUN-30-1997 HAS BEEN RESTATED TO REFLECT THE RESULTS OF CHIRON VISION CORPORATION AS DISCONTINUED OPERATIONS.


